Exhibit 5.1

Austin | Charlotte | Dallas | Fort Worth | Houston | New York | San Antonio | The Woodlands

March 15, 2024

Southland Holdings, Inc.
1100 Kubota Drive
Grapevine, Texas 76051

Ladies and Gentlemen:

We have acted as legal counsel to Southland Holdings, Inc., a Delaware corporation (the “Company”), in connection with the filing with the Securities and Exchange Commission (the “Commission”) of the Post-Effective Amendment No. 1 to Form S-1 on Form S-3 (File No. 333-271057) (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), including a prospectus (the “Prospectus”) which forms a part of the Registration Statement, relating to (i) the resale by the selling securityholders named in the Registration Statement of up to 44,752,602 shares (the “Outstanding Resale Shares”) of the Company’s common stock, par value $0.0001 per share (“Common Stock”); (ii) the resale by the selling securityholders named in the Registration Statement of up to 560,502 warrants (the “Private Warrants”) to purchase shares of Common Stock issued in private placements in connection with the Company’s initial public offering; (iii) the resale by the selling securityholders named in the Registration Statement of up to 560,502 shares of Common Stock issuable upon the exercise of the Private Warrants; (iv) the resale by the Company’s Chief Financial Officer of up to 138,544 shares of Common Stock (the ”RSU Shares”) issued or issuable upon the vesting of restricted stock units issued to the Chief Financial Officer; and (v) the issuance by the Company of up to 14,385,493 shares of Common Stock (the “Warrant Shares”) issuable upon the exercise of warrants to purchase Common Stock (the “Warrants”), including shares that may be issued to a Warrant holder in lieu of fractional shares. The Warrants were issued pursuant to that certain Warrant Agreement, dated as of November 22, 2021 (the “Warrant Agreement”), between the Company and Equiniti Trust Company, LLC (f/k/a American Stock Transfer & Trust Company). The RSU Shares are issuable pursuant to that certain Restricted Share Unit Award Agreement, dated as of February 14, 2023 (the “RSU Agreement”), between the Company and Cody Gallarda.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, (ii) the Prospectus; (iii) the Warrant Agreement; (iv) the RSU Agreement; (v) the Warrants; (vi) the Certificate of Incorporation of the Company, as currently in effect; and (vii) the Amended and Restated Bylaws of the Company, as currently in effect. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

In our examination, we have assumed and have not verified (i) the legal capacity of all natural persons; (ii) the genuineness of all signatures (other than persons signing on behalf of the Company); (iii) the authenticity of all documents, certificates and instruments submitted to us as originals; (iv) the conformity with the originals of all documents supplied to us as copies; (v) the accuracy and completeness of all corporate records and documents made available to us by the Company; and (vi) that the foregoing documents, in the form submitted to us for our review, have not been altered or amended in any respect material to our opinion stated herein. We have relied as to factual matters upon certificates from officers of the Company and certificates and other documents from public officials and government agencies and departments and we have assumed the accuracy and authenticity of such certificates and documents. We have also assumed that, at or prior to the time of the issuance and delivery of any Warrant Shares and any RSU Shares, that there will not have occurred any change in law, change in the Warrants, the Warrant Agreement, the RSU Agreement or the Company’s Certificate of Incorporation, or further action by the Company’s board of directors, in each case affecting the validity of the issuance of the Warrant Shares or the RSU Shares, as applicable.

Based on the foregoing and subject to the assumptions, qualifications and limitations set forth herein, as of the date hereof, we are of the opinion that:

1.	The Outstanding Resale Shares have been duly authorized and are validly issued, fully paid and non-assessable.

2.	The Private Warrants constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

3.	The Warrant Shares have been duly authorized and, upon the valid exercise in accordance with the terms of the Warrants or the Warrant Agreement and payment of the consideration required in connection therewith, the Warrant Shares will be validly issued, fully paid and non-assessable.

4.	The RSU Shares have been duly authorized and, upon issuance in accordance with the terms of the RSU Agreement, the RSU Shares will be validly issued, fully paid and non-assessable.

With respect to our opinion in paragraph 2 above, the enforceability of the Private Warrants may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other laws now or hereafter in effect relating to or affecting enforcement of creditors’ rights generally and by general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether such enforcement is considered in a proceeding in equity or at law. Further, we express no opinion with respect to the validity or enforceability of the following provisions: (i) provisions purporting to release, exculpate, hold harmless or exempt any person or entity from, or to require indemnification or contribution of or by any person or entity for, liability for any matter; (ii) provisions purporting to waive, subordinate or not give effect to rights to notice, demands, legal defenses or other rights or benefits that cannot be waived, subordinated or rendered ineffective under Applicable Law; (iii) provisions relating to severability; (iv) provisions restricting access to courts or purporting to affect the jurisdiction or venue of courts; (v) provisions purporting to exclude all conflicts of law rules; or (vi) provisions providing that decisions by a party are conclusive or may be made in its sole discretion.

With your consent, we have assumed (i) that the Warrants, the Warrant Agreement and the RSU Agreement have been duly authorized, executed and delivered by the parties thereto other than the Company, (ii) that the Warrants, the Warrant Agreement and the RSU Agreement constitute or will constitute legally valid and binding obligations of the parties thereto other than the Company, enforceable against each of them in accordance with their respective terms and (iii) that the status of the Warrants as legally valid and binding obligations of the parties will not be affected by any (a) breaches of, or defaults under, agreements or instruments, (b) violations of statutes, rules, regulations or court or governmental orders or (c) failures to obtain required consents, approvals or authorizations from, or to make required registrations, declarations or filings with, governmental authorities.

We express no opinion as to the laws of any jurisdiction other than as set forth in the following definition of “Applicable Laws.” For the purpose of this opinion letter, “Applicable Laws” means (i) for the limited purpose of our opinions in paragraphs 1, 3 and 4 above, the General Corporation Law of the State of Delaware (including, to the extent applicable, Delaware statutory and constitutional provisions and reported judicial decisions interpreting the foregoing), and (ii) for the limited purpose of our opinion in paragraph 2 above, the laws of the State of New York. The opinion expressed herein is given as of this date, and we do not undertake to supplement this opinion with respect to any events or changes occurring subsequent to the date of this letter.

We hereby consent to the reference to our firm under the heading “Legal Matters” in the Prospectus and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

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Very truly yours,

/s/ Winstead PC
Winstead PC

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